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THIS IS AN ELECTRONIC CONFIRMING COPY OF A DOCUMENT FILED ON MAY 17, 1996.

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 1996

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

   NEW JERSEY                         0-19777                      22-3103129
(State or other                                                  (IRS Employer
jurisdiction of                     (Commission                  Identification
incorporation)                      File Number)                     Number)

                               6870 GOREWAY DRIVE
                       MISSISSAUGA, ONTARIO L4V 1P1 CANADA
          (Address of principal executive offices, including ZIP code)

                                 (905) 677-4554
              (Registrant's telephone number, including area code)
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ITEM 5.           OTHER EVENTS.

         The Company reported that Lipomelanin(TM)-LQ (patent pending), a synthetic melanin specifically designed for use as a black hair coloring agent, was launched for the first time at an industry trade show in New Jersey on May 15, 1996. MeL-Co, an independent firm located in Orland, California, is producing Lipomelanin(TM)-LQ, and marketing it to cosmetic and hair care companies for use in semi-permanent hair dyes, coloring shampoos, and coloring creme rinses. The product is currently undergoing testing by a major European company.

         Black hair dye products are widely used around the world. However, there has been controversy over the use of certain coal tar derived black hair dye ingredients, which have been found to cause cancer in laboratory animals. Lipomelanin(TM)-LQ, which is not derived from coal tar, may provide an alternative to these ingredients.

         Lipomelanin(TM)-LQ is the first product of a collaboration between the Company and MeL-Co to develop a series of Lipomelanin compounds for use in over-the-counter and/or cosmetic products, with potential applications such as skin or hair coloring ingredients, antioxidants, and UVA sunscreen agents.

         The rights to these compounds were licensed by the Company from inventors at the University of Toronto. Pursuant to the terms of the license agreement, the Company paid an execution fee of Cdn. $20,000 and has agreed to pay Cdn. $25,000 upon allowance of patents in the United States and Cdn. $25,000 upon the issuance of a Notice of Compliance in Canada or a New Drug Approval in the United States or upon launching of such drug products for commercial sale in North America, whichever occurs first. In countries where patent rights exist, the Company has agreed to pay royalties of 4% on its net sales of prescription products and 2% on over the counter products. In countries where patent rights do not exist, the Company has agreed to pay 2% and 1%, respectively.

         Development work by MeL-Co was performed under a consulting agreement dated June 6, 1994, and renewed on January 23, 1996. Pursuant to the terms of the consulting agreement, MeL-Co receives consulting fees of $2,000 per month until December 31, 1996. In light of these recent developments, the Company and MeL-Co are negotiating a definitive business agreement with respect to the marketing of all Lipomelanin products.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       DUSA PHARMACEUTICALS, INC.



                                       By: D. Geoffrey Shulman
                                           --------------------------
                                       D. Geoffrey Shulman, MD, FRCPC
                                       President and Chief Executive Officer


Dated: May 16, 1996